Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 26, 2023, by and between PHOENIX MOTOR INC., a Delaware corporation (the “Company”), and JAK Opportunities II LLC, a Delaware limited liability company (the “Investor”).

WHEREAS:

A.            The Company and the Investor executed and delivered that certain Securities Purchase Amendment, dated as of June 23, 2023 (the “Purchase Agreement”) pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) on June 23, 2023;

B.            The Company wishes to issue a Subsequent Tranche (as defined in the Note) for a purchase price of $1,601,250.00 in the principal amount of $1,750,00.00; and

C.            In connection with the forgoing, the Company and the Investor wish to amend the Purchase Agreement in certain respects.

NOW THEREFORE, the Company and the Investor severally (and not jointly) hereby agree as follows:

1.            CAPITALIZED TERMS. Capitalized terms used herein or in Schedule 1 hereto but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement or the Note.

2.            AMENDMENTS.

a.            The definition of “Funding Amount” in Section 1 of the Purchase Agreement is hereby deleted and replaced with the following:

“Funding Amount” shall mean, in respect of any Investor, the amount identified as such on the signature page hereto executed by such Investor, and in the aggregate an amount equal to no greater than Nine Million Six Hundred Sixty-Six Thousand Five Hundred and zero/100 Dollars ($9,666,500.00).

b.            Section 2.1 and 2.2 of the Purchase Agreement, respectively, are hereby deleted and replaced with the following:

2.1          Purchase and Sale of the Notes. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, a convertible promissory note, in the form attached hereto as Exhibit A (each, a “Note” and together, the “Notes”), in the principal amount set forth on the signature page hereto executed by such Investor, which shall carry an original issue discount of eight and a half percent (8.5%), or in the aggregate, up to Eight Hundred Ninety Seven Thousand Nine Hundred Eighty One and zero/100 Dollars ($897,981.00) (the “OID”), to cover the Investors’ accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Notes, which is included in the principal balance of the Notes (each such amount, the “Principal Amount” of such Note, and all of the Principal Amounts together, the “Aggregate Principal Amount”), with the purchase price of the Notes be computed by subtracting the OID from the Principal Amount, and shall equal in the aggregate, up to Nine Million Six Hundred Sixty-Six Thousand Five Hundred zero/100 Dollars and ($9,666,500.00) (the “Purchase Price”). No Investor nor the Company shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. law.

2.2          Closing. The closing of the transactions contemplated by this Agreement (each, a “Closing”) shall occur in tranches (each, a “Tranche”), with the Closing of the first Tranche consisting of Notes with an aggregate Purchase Price of One Million Four Hundred Sixty-Four Thousand Dollars and zero/100 Dollars ($1,464,000.00) and an aggregate Principal Amount (including OID) of One Million Six Hundred Thousand and zero/100 Dollars ($1,600,000.00) (the “Initial Closing”). The Closing of the subsequent Tranches, consisting of an aggregate Purchase Price of up to Eight Million Two Hundred Two Thousand Five Hundred and zero/100 Dollars ($8,202,500.00) and an aggregate Principal Amount (including OID) of up to Eight Million Nine Hundred Sixty Four Thousand Four Hundred Eighty and zero/100 Dollars ($8,964,480.00) shall be payable by the Investor to the Company over multiple additional closings at the sole and absolute discretion, in whole or in part, of the Investor on any date that is prior to the date that is 36 months of date of the initial Closing.

The Closings with respect to each Tranche hereto, including payment for and delivery of the Notes, shall take place remotely via the exchange of documents and signatures, no later than one (1) Business Day following the satisfaction or waiver of the applicable conditions set forth in this Agreement, including in this Section 2.2 and in Section 6, or at such other time and place as the Company and the Investor agree upon, orally or in writing (the “Closing,” and the date of the Closing being the “Closing Date”).

3.            ISSUANCE OF WARRANT. In consideration of the foregoing amendments, the Company shall issue to Investor a common stock purchase warrant to purchase 1,500,000 shares of Common Stock in the form attached hereto as Exhibit A (the “Warrant”).

4.            REGISTRATION. As further consideration, the Company shall cause to be registered each of the 4,500,000 shares of Common Stock issuable in respect of the Warrant and the 16,750,000 shares issuable upon conversion of the tranches outstanding under the Note as of the date hereof in accordance with the provisions of Schedule 1 hereto (all such shares of Common Stock, the “Investor Shares”).

5.            AFFIRMATION.         The Company hereby affirms all of its obligations to the Investor under all of the Purchase Agreement, this Amendment, the Initial Note and agrees and affirms as follows: (i) that as of the date hereof, the Company has performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of Purchase Agreement, and the Initial Note to be performed, satisfied or complied with by the Company; (ii) that the Company shall continue to perform each and every covenant, agreement and condition set forth in each of the Purchase Agreement, this Amendment, and the Initial Note, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, no default or Event of Default has occurred or is continuing under Purchase Agreement, this Amendment, or the Initial Note, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Purchase Agreement, this Amendment, or the Initial Note; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have, cause, or result in a Material Adverse Effect.

6.            RATIFICATION.        The Company hereby acknowledges, represents, warrants and confirms to Investor that: (i) each of the Purchase Agreement, this Amendment, and the Initial Note are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (ii) no oral representations, statements, or inducements have been made by Investor, or any agent or representative of Investor, with respect to the Purchase Agreement, this Amendment, or the Initial Note.

7.            HOLDER’ CONDUCT. As of the date of this Amendment, the Company hereby acknowledges and admits that: (i) the Investor has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Purchase Agreement and the Initial Note or any other related documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Purchase Agreement, or the Initial Note, or any other document, except as expressly set forth herein, or in the Purchase Agreement, and the Initial.

8.            GOVERNING LAW; MISCELLANEOUS.

a.      Governing Law; Jurisdiction and Venue. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by the Purchase Agreement, this Amendment, the Initial Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

b.      Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

c.      Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Purchase Agreement, except as otherwise specifically set forth herein.

d.      Representations and Warranties. The Company hereby confirms and affirms that all representations and warranties made under the Purchase Agreement and the Initial Note (specifically including under Section 3 of the Purchase Agreement) are true, correct and complete as of the date Purchase Agreement and hereby confirm and affirm that all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Company does hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by the Company, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

e.     Organizational and Authorization Documents. The Company shall have executed and delivered a certificate of an officer thereof certifying and attaching (a) resolutions of the Company’s board of directors, approving and authorizing the execution, delivery and performance of this Amendment and each of the documents and agreements contemplated in connection herewith; and (b) a good standing certificate in the state of organization of the Company and in each other state requested by Investor; which officer certifies to be true and complete, and in full force and effect without modification, it being understood that Investor may conclusively rely on each such document and certificate until formally advised by the Company of any changes therein.

f.       Effect on Purchase Agreement. Except as expressly amended by this Amendment, all of the terms and provisions of the Purchase Agreement shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

g.     Counterparts; Signatures by Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

h.     Construction; Headings.  This Amendment shall be deemed to be jointly drafted by the Company and the Investor and shall not be construed against any person as the drafter hereof. The headings of this Amendment are for convenience of reference only and shall not form part of, or affect the interpretation of, this Amendment.

i.      Severability. In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

j.       Entire Agreement; Amendments. The Purchase Agreement, this Amendment, the Initial Note, the Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment may be waived or amended other than by an instrument in writing signed by the majority in interest of the Investor.

k.     Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing as provided in the Purchase Agreement.

l.      Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

m.    Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

n.     Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Amendment shall survive the closing hereunder not withstanding any due diligence investigation conducted by or on behalf of the Investor. The Company agrees to indemnify and hold harmless the Investor and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in the Purchase Agreement, this Amendment, and the Initial Note or any of its covenants and obligations under the Purchase Agreement, this Amendment, or the Initial Note, including advancement of expenses as they are incurred.

o.     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

p.     No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Amendment to be duly executed as of the date first above written.

PHOENIX MOTOR INC.

By:	/s/ Xiaofeng Peng
Name:	XIAOFENG PENG
Title:	CEO & Chairman

JAK OPPORTUNITIES II LLC

By:	/s Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

EXHIBIT A

FORM OF WARRANT

SCHEDULE 1

Registration Rights

1.              Registration.

(a)	Registration Statement. Promptly, but in any event no later than (30) days from the date of the Amendment (the “Amendment Date”), the Company shall prepare and file with the SEC a registration statement (a “Registration Statement”) covering the resale of all of the Investor Shares. The foregoing Registration Statements shall be filed on Form S-1 or any successor forms thereto. The Registration Statements (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investor and its counsel at least five (5) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments provided by the Investor or its counsel.

(b)	Expenses. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Schedule 1, including all fees and expenses associated with effecting the registration of the Investor Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Investor Shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investor, with such counsel fees not to exceed $10,000 in the aggregate, and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Investor Shares being sold.

(c)	Effectiveness. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing thereof but in no event later than the date that is sixty (60) days, following the Registration Statement filing date. The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(d)	Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the 1933 Act to register the offer and sale, by the Company, of Common Stock (other than (x) on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto, (y) an at-the-market offering, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) at a time where the Investor Shares are not covered by an effective registration statement, the Company shall, as soon as reasonably practicable, give written notice to the Investor of its intention to so register the offer and sale of Common Stock and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of the Investor to include in such registration the Investor Shares (which request shall specify the number of Investor Shares proposed to be included in such registration), the Company shall cause all such Investor Shares to be included in such registration statement on the same terms and conditions as the Common Stock otherwise being sold pursuant to such registered offering

2.	Company Obligations. The Company will use its best efforts to effect the registration of the Investor Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)	use its commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the first date on which all Investor Shares are either covered by the Registration Statement or may be sold without restriction, including volume or manner-of-sale restrictions, pursuant to Rule 144 or have been sold by the Investor (the “Effectiveness Period”) and advise the Investor in writing when the Effectiveness Period has expired;

(b)	prepare and file with the SEC such amendments and post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Investor Shares covered thereby;

(c)	provide copies to and permit counsel designated by the Investor to review all amendments and supplements to the Registration Statement no fewer than three (3) Business Days prior to its filing with the SEC and not file any document to which such counsel reasonably objects;

(d)	furnish to the Investor and its legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one copy of the Registration Statement and any amendment thereto, any prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Investor Shares that are covered by the related Registration Statement;

(e)	immediately notify the Investor of any request by the SEC for the amending or supplementing of the Registration Statement or a prospectus or for additional information;

(f)	use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and notify the Company of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(g)	prior to any public offering of Investor Shares, use its commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Investor Shares for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Investor covered by the Registration Statement and the Company shall promptly notify the Investor of any notification with respect to the suspension of the registration or qualification of any of such Investor Shares for sale under the securities or blue sky laws of such jurisdictions or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(h)	immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Registration Statement or a prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances in which they were made), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Registration Statement or a prospectus as may be necessary so that such Registration Statement or a prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such prospectus, in light of the circumstances in which they were made);

(i)	otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act;

(j)	hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to complete the Registration Statement or to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, and upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; and

(k)	take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of all Investor Shares pursuant to the Registration Statement.

3. Indemnification.

(a)	Indemnification by the Company. The Company will indemnify and hold harmless the Investor Parties, from and against any Losses to which they may become subject under the 1933 Act or otherwise, arising out of, relating to or based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, final prospectus or other document, including any Blue Sky Application (as defined below), or any amendment or supplement thereof or any omission or alleged omission of a material fact required to be stated therein or, in the case of the Registration Statement, necessary to make the statements therein not misleading or, in the case of any preliminary prospectus, final prospectus or other document, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any Blue Sky Application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Investor Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) any violation or alleged violation by the Company or its agents of the 1933 Act, the 1934 Act or any similar federal or state law or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to any action or inaction required of the Company in connection with the registration or the offer or sale of the Investor Shares pursuant to any Registration Statement; or (iv) any failure to register or qualify the Investor Shares included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse the Investor Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Losses; provided, however, that the Company will not be liable in any such case if and to the extent, but only to the extent, that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling Person in writing specifically for use in such Registration Statement or prospectus.

(b)	Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim, action, suit or proceeding with respect to which it seeks indemnification following such Person’s receipt of, or such Person otherwise become aware of, the commencement of such claim, action, suit or proceeding and (ii) permit such indemnifying party to assume the defense of such claim, action, suit or proceeding with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure or delay of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure or delay to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(c)	Contribution. If for any reason the indemnification provided for in the preceding paragraph (a) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this section are in addition to any other rights or remedies that any indemnified party may have under applicable law, by separate agreement or otherwise.

4.  Effect of Failure to File and Maintain Effectiveness of any Registration Statement. In addition to any other remedies provided under the Transaction Documents, if (i) the Registration Statement covering the resale of all of the Investor Shares required to be covered thereby and required to be filed by the Company pursuant to this Schedule 1 is not filed with the SEC on or before the Filing Deadline (a “Filing Failure”), (ii) on any day after the effective date of a Registration Statement sales of all of the Investor Shares required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the shares of Common Stock on a Trading Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), other than the period of time where the Registration Statement is not effective due to a post-effective amendment filing to the Registration Statement after an Annual Report on Form 10-K is filed, or (iii) if the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (a “Current Public Information Failure”) as a result of which the Investor is unable to sell those Investor Shares included in such Registration Statement without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Investor Shares relating to such Registration Statement an amount in cash equal to one percent (1.0%) of the Outstanding Principal Amount (I) on the date of such Filing Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) a Maintenance Failure until such Maintenance Failure is cured; and (III) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro-rated for periods totaling less than thirty (30) days). The payments to which a holder of Investor Shares shall be entitled pursuant to this Schedule 1 are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Trading Day after such cure. Notwithstanding the foregoing, (i) no single event or failure with respect to a particular Registration Statement shall give rise to more than one type of Registration Delay Payment with respect to such Registration Statement, (ii) no Registration Delay Payments shall be owed to the Investor (with respect to any period during which all of Investor Shares may be sold by the Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) with respect to any Investor Shares excluded from a Registration Statement by election of the Investor.